Exhibit 4.1

SUBSCRIPTION RIGHTS CERTIFICATE #:	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT.

AMREP Corporation
Incorporated under the laws of the State of Oklahoma

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of

AMREP Corporation

Subscription Price: $[•] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,
NEW YORK CITY TIME, ON JUNE 27, 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered record owner whose name is inscribed hereon is the record owner of the number of non-transferable subscription rights (“Rights”) set forth above (the “Record Holder”). This Right entitles the Record Holder thereof to subscribe for and purchase 0.200 of a share (rounded down to the nearest whole share) of Common Stock, with a par value of $.10 per share, of AMREP Corporation, an Oklahoma corporation, at a subscription price of $[•] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. The record date for the distribution of Rights was May 31, 2013 (the “Record Date”). If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights (the “Remaining Shares”), Remaining Shares shall be available for purchase on the terms set forth herein and in the Prospectus. A Rights holder (including designees of the Rights holder described in Form 2 of the Election to Purchase) that exercises a Basic Subscription Right in full may subscribe for a number of Remaining Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto, the Prospectus, and the Instructions for Use of AMREP Corporation Subscription Rights Certificates. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the facsimile signatures of the duly authorized officers of AMREP Corporation.

Dated: ________________

Vice president and Chief Financial Officer	Secretary

COUNTERSIGNED AND REGISTERED:

Registrar and Transfer Company

By:
Authorized Signature

AMREP CORPORATION

This Rights Certificate must be received by the subscription agent, together with payment in full, by 5:00 p.m., New York City time, on June 27, 2013, or as such expiration date may be extended from time to time.  Failure to submit this Subscription Rights Certificate to the subscription agent by that time or to comply with the guaranteed delivery procedures described in the Prospectus will result in a forfeiture of your Rights.  Any subscription for shares of common stock of AMREP Corporation in this Rights Offering is irrevocable.

If you wish to purchase Common Stock through the exercise of Rights, please complete the “Election to Purchase.”  Any improperly completed or unexecuted Subscription Rights Certificate may cause the subscription agent in its sole discretion to reject such rights certificate.  If you have any questions, contact the subscription agent at (800) 368-5948.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By regular mail:	By registered, certified or express mail, by overnight courier or by personal delivery:
Registrar and Transfer Company Attn: Reorg/Exchange Dept P.O. Box 645 Cranford, New Jersey 07016-0645	Registrar and Transfer Company Attn: Reorg/Exchange Dept 10 Commerce Drive Cranford, New Jersey 07016

ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete line (a) and sign under Form 3 below. If you subscribe in full for the Basic Subscription Right in paragraph (a) below, you may elect to subscribe for shares pursuant to your Over-Subscription Privilege by completing line (b) and signing under Form 3 below. After reviewing and completing, as applicable, lines (a) and (b), complete line (c) for total subscription payment amount enclosed. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a)           BASIC SUBSCRIPTION RIGHT:

I exercise __________ Rights X 0.200      = ________________________________
(no. of rights)                  (ratio)          (total number of new shares rounded down
to nearest whole share)

Therefore, I apply for ___________________ X [_______________] =   $_______________
(no. of new whole shares)     (subscription price)           (amount enclosed)

(b)           OVER-SUBSCRIPTION PRIVILEGE:

I apply for ___________________ X [_______________] =   $_______________
(no. of new whole shares)      (subscription price)           (amount enclosed)

(c)           TOTAL AMOUNT ENCLOSED: $____________________________________________________
(sum of basic plus over-subscription $ amounts from (a) and (b))

METHOD OF PAYMENT (CHECK ONE):

☐	Uncertified check drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent.

☐	Certified check drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent.

☐
Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Agent, for purposes of accepting subscriptions in the Rights Offering:

For the Benefit of:

REGISTRAR AND TRANSFER COMPANY, as Subscription Agent for AMREP Corporation, with reference to the certificate number and name listed on your Subscription Rights Certificate

Account #: 276-053-5977

Bank:

TD Bank
6000 Atrium Way
Mt. Laurel, NJ 08054

ABA #: 031-201-360

FORM 2—SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

A Rights holder includes a holder of rights and (1) his or her immediate family member, trust or tax planning vehicle, (2) its corporate affiliate or (3) a charitable institution (each, a “Qualified Designee”).  This Form 2 is to be completed ONLY if the certificate representing the Common Stock is to be issued, in whole or in part, in the name of a Qualified Designee (complete paragraph (a)) or if the certificates are to be sent to an address other than that shown on the front of this certificate (complete paragraph (b)). (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(a)	To be completed ONLY if Common Stock should be issued to a Qualified Designee through the exercise of Rights. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE SHARES* OF COMMON STOCK	ISSUE SHARES* OF COMMON STOCK
TO THE RIGHTS HOLDER:	TO THE QUALIFIED DESIGNEE:

(Please Print Name)	(Please Print Name)
(Print Full Address)	(Print Full Address)
(Social Security # or Tax ID #)	(Social Security # or Tax ID #)

*
Specify in the blank(s) below the number of Basic Subscription Right shares and Over-Subscription Privilege shares that are to be allocated among the Rights Holder and Qualified Designee, if applicable.  The combined numbers cannot exceed the combined numbers from Form 1, paragraph (a) and (b) (see details below).

	Rights Holder	Qualified Designee	Total
Basic Subscription Right:	_________________	_________________	________________(i)
Over-Subscription Privilege:	_________________	_________________	_________________(ii)

(i)    Total cannot exceed number of whole shares subscribed for in Form 1, paragraph (a).

(ii)
Total cannot exceed number of whole shares subscribed for in Form 1, paragraph (b); amounts are subject to reduction through pro rata allocation procedures described in the Prospectus to the extent there is not a sufficient number of Remaining Shares to satisfy the aggregate request for subscription made under the Over-Subscription Privilege in Form 1, paragraph (b).

Check box below to specify nature of Qualified Designee and describe relationship to Rights Holder in accompanying blank:

☐	Immediate Family Member, Trust or Tax Planning Vehicle

☐	Corporate Affiliate

☐	Charitable Institution

(b)
To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Different Address for Record Owner:	Address of Qualified Designee:

(Please Print Name)	(Please Print Name)
(Print Full Address)	(Print Full Address)
(Social Security # or Tax ID #)	(Social Security # or Tax ID #)

FORM 3—SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Record Owner                                                                        Qualified Designee
Signature(s)                                                                            Signature(s)**

**Required only if Qualified Designee is
remitting payment

IMPORTANT: The signature(s) of the record owner must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4—SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature
Guaranteed:
                                                    (Name of Bank or Firm)

By:
                                                    (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

FOR INSTRUCTIONS ON THE USE OF AMREP CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT, AT (800) 368-5948 TOLL-FREE.

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY A CHECK DRAWN ON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY.